Exhibit 24.2
                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fortune Petroleum Corporation:

         We consent to the use of our report on the financial statements of the Company incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

         Our report dated March 15, 1996 refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" as of December 31, 1995.

KPMG Peat Marwick LLP

Houston, Texas
August 27, 1996

                                       S-4

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fortune Petroleum Corporation:

         We consent to the incorporation by reference herein of our report dated December 20, 1995, with respect to the statements of revenues and direct operating expenses of the oil and gas property interests acquired from PetroFina S.A. for each of the years in the three-year period ended December 31, 1994.

KPMG Peat Marwick LLP

Houston, Texas
August 27, 1996


                                       S-5